EXHIBIT 99.1

Harsco Corporation Reports Fourth Quarter 2013 Results

Operating Income in Line With Guidance, Excluding Special Items

CAMP HILL, Pa., Feb. 20, 2014 (GLOBE NEWSWIRE) -- Harsco Corporation (NYSE:HSC) today reported fourth quarter 2013 results. Excluding special items and results from the Company's Infrastructure segment that was divested during the quarter, adjusted diluted earnings per share from continuing operations in the fourth quarter of 2013 were $0.25 compared with $0.32 in the fourth quarter of 2012. Adjusted operating income, excluding special items, Infrastructure segment results, and corporate costs, was $39 million, in line with the Company's guidance.

On a U.S. GAAP ("GAAP") basis, fourth quarter 2013 diluted loss per share from continuing operations was $0.31, which includes charges related to the Infrastructure transaction as well as charges for certain special items related to operations. This compares with GAAP diluted loss per share of $3.27 in the fourth quarter of 2012, during which a $3.29 per share non-cash goodwill impairment charge was recorded.

"During 2013 we took several important steps that we believe will help position Harsco to achieve long-term growth, enhance profitability and increase shareholder value," said Harsco President and CEO Patrick Decker. "In the fourth quarter our three operating units performed as expected and we achieved growth in both Metals & Minerals and Industrial. During the quarter we also completed the divestiture of our Infrastructure business, which delivered approximately $300 million in net cash proceeds and provides Harsco investors with an ongoing 29 percent equity interest in a stronger, combined business.

"As we outlined at our December Investor Day, Harsco's 2014 agenda is focused on improving returns in Metals & Minerals; adding to our project pipeline in Rail; integrating our recent acquisition in Industrial; and building a leaner operating model. Our 2014 outlook includes double-digit growth in operating income from our three business segments as well as double-digit cash flow from operations. Our entire organization remains focused on achieving our goals and shaping a stronger future for Harsco. We look forward to executing on these objectives throughout 2014 and believe we are building the foundation necessary to achieve sustainable, top quartile returns for our shareholders."

Harsco Corporation—Selected Fourth Quarter Results

($ in millions, except per share amounts)	Including Infrastructure		Excluding Infrastructure
	Q4 2013	Q4 2012	Q4 2013	Q4 2012
Revenues	$ 681	$ 766	$ 506	$ 531
Operating income (loss) from continuing operations -- GAAP	$ (3)	$ (247)	$ 16	$ 38
Operating margin from continuing operations -- GAAP	nmf	nmf	3.2%	7.1%
Diluted EPS (loss) from continuing operations	$ (0.31)	$ (3.27)	$ 0.02	$ 0.21
Special items per diluted share	$ 0.53	$ 3.57	$ 0.23	$ 0.11
Adjusted operating income -- excluding special items	$ 32	$ 46	$ 36(1)	$ 49
Adjusted operating margin -- excluding special items	4.7%	6.1%	7.1%	9.3%
Diluted EPS (loss) from continuing operations -- excluding special items	$ 0.22	$ 0.30	$ 0.25	$ 0.32
Return on invested capital (ttm) -- excluding special items	6.2%	6.0%	7.1%	6.9%
nmf - not meaningful

(1) Includes approximately $3 million in unallocated corporate costs.

Consolidated Fourth Quarter Operating Results

Total revenues declined to $681 million, as modest revenue increases in the Company's Metals & Minerals and Industrial segments were offset by expected declines in Rail deliveries compared with the strong prior-year quarter. Revenues in the Infrastructure segment also declined due to the timing of the Infrastructure transaction. Foreign currency translation negatively impacted revenues by approximately $6 million in the quarter.

GAAP operating loss from continuing operations was $3 million, compared with a loss of $247 million in the prior-year quarter, which included the previously mentioned goodwill impairment charge. Excluding special items, adjusted operating income from continuing operations declined 30 percent, primarily as a result of lower Rail volumes compared with the prior year period, due to the completion of its large contract with the China Railway Corporation (formerly the China Ministry of Railways). Adjusted operating margin declined 140 basis points.

Harsco Corporation—Selected 2013 Results

($ in millions, except per share amounts)
	2013	2012	% Change
Revenues	$ 2,897	$ 3,046	(5%)
Operating income (loss) from continuing operations--GAAP	$ (135)	$ (175)	nmf
Operating margin from continuing operations--GAAP	nmf	nmf
Diluted EPS (loss) from continuing operations--GAAP	$ (2.80)	$ (3.15)	nmf
Special items per diluted share	$ 3.62	$ 4.34
Adjusted operating income--excluding special items	$ 151	$ 184	(18%)
Adjusted operating margin--excluding special items	5.2%	6.0%
Diluted EPS from continuing operations--excluding special items	$ 0.82	$ 1.19	(31%)
Return on invested capital (ttm)--excluding special items	6.2%	6.0%
nmf -- not meaningful

Consolidated 2013 Results

GAAP diluted loss per share from continuing operations was $2.80 for the full year 2013, compared with a loss of $3.15 in 2012. Excluding special items, adjusted diluted earnings per share from continuing operations were $0.82 in 2013, compared with $1.19 in 2012.

Total revenues were $2.9 billion in 2013, compared with $3.0 billion in 2012. Revenues declined primarily due to a lower volume of equipment deliveries in Rail following the completion of its multi-year equipment order with China, and the timing of the Infrastructure transaction, which was completed at the end of November 2013. Foreign currency translation negatively impacted revenues by $22 million in 2013. Industrial revenues increased 4 percent, led by favorable volumes in its air-cooled heat exchanger and industrial boiler businesses.

GAAP operating loss from continuing operations was $135 million in 2013, compared with an operating loss from continuing operations of $175 million in 2012.  This performance primarily reflects changes in non-cash charges and transaction costs for the Infrastructure transaction in 2013 and non-repeated charges from 2012 for restructuring and Infrastructure goodwill impairment. Foreign currency translation favorably impacted operating income by $3 million in 2013.

Fourth Quarter Business Review

Metals & Minerals

($ in millions)
	Q4 13	Q4 12	% Change
Revenues	$ 350	$ 334	5%
Operating income--GAAP	$ 14	$ 6	nmf
Operating margin--GAAP	4.0%	1.8%
Special items	$ 3	$ 12
Adjusted operating income--excluding special items	$ 17	$ 18	(6%)
Adjusted operating margin--excluding special items	4.7%	5.2%
Customer liquid steel tons (millions)	41.9	38.6	9%
nmf -- not meaningful

Revenues increased five percent to $350 million, primarily as a result of new contracts and volume-related increases in existing contracts. These factors were partially offset by the non-renewal of certain contracts. Foreign currency translation negatively impacted revenues by approximately $3 million in the quarter.

Adjusted operating income declined 6 percent to $17 million from $18 million in the prior-year quarter. Adjusted operating margin decreased to 4.7 percent from last year's adjusted 5.2%. This performance primarily reflected the aforementioned factors and costs related to the Simplification initiative.

Rail

($ in millions)
	Q4 13	Q4 12	% Change
Revenues	$ 70	$ 113	(38%)
Operating income--GAAP	$ 1	$ 21	nmf
Operating margin--GAAP	1.1%	18.4%
Special items	$ 9	$ --
Adjusted operating income--excluding special items	$ 10	$ 21	(53%)
Adjusted operating margin--excluding special items	14.0%	18.4%
nmf -- not meaningful

Revenues declined 38 percent to $70 million, primarily due to the expected lower volume of equipment deliveries and contract services compared with the prior year period, which included the segment's large order from the China Railway Corporation.

Adjusted operating income and operating margin also declined as a result of the lower volume of equipment deliveries and contract services compared with the prior period. Results also included a non-cash asset impairment charge related to certain equipment used in providing contract services.

Industrial

($ in millions)
	Q4 13	Q4 12	% Change
Revenues	$ 86	$ 84	3%
Operating income	$ 13	$ 12	3%
Operating margin	14.9%	15.0%

Revenues increased three percent to $86 million, primarily due to volume increases in the air-cooled heat exchanger and industrial boiler product lines.  Operating income and margin were essentially flat for the quarter compared with the same period last year.

Infrastructure

($ in millions)
	Q4 13	Q4 12	% Change
Revenues	$ 176	$ 235	(25%)
Operating loss--GAAP	$ (19)	$ (285)	nmf
Operating margin--GAAP	nmf	nmf
Special items	$ 16	$ 282
Adjusted operating loss--excluding special items	$ (3)	$ (3)	0%
Adjusted operating margin--excluding special items	(1.9%)	(1.2%)
Rental equipment utilization rate	60.2%	59.6%
nmf--not meaningful

Results for Infrastructure compared with the same quarter in the prior year were impacted by the timing of the Infrastructure transaction. As a result, revenues declined 25 percent to $176 million.   Adjusted operating loss and operating margins were relatively flat for the quarter compared with the same quarter last year.

Cash Flow

Free cash flow was ($38) million in the fourth quarter of 2013, compared with $6 million in the prior-year period, excluding any proceeds received as part of the Infrastructure transaction. This cash flow performance reflects lower net cash provided by operating activities, partially offset by lower capital expenditures. For the year, free cash flow was ($33) million, compared with ($4) million in 2012.  The Company generated $303 million in cash flow during 2013 related to proceeds received as part of the Infrastructure transaction.

2014 Outlook

The Company expects 2014 operating income from its three business segments to increase at a low double-digit rate compared with the 2013 level (excluding special items in both periods). Remaining corporate costs previously allocated to the divested Infrastructure segment are expected to largely offset this increase. In addition, the Company is providing the following guidance for 2014:

  Operating income is expected to range from $160 million to $180 million.
  Free cash flow is expected to range from ($15) million to $15 million. Included in this projection is the expectation that capital spending in Metals & Minerals will remain high due to an unusually large number of attractive contract renewals. Cash flow from operations is expected to increase at a double-digit rate versus 2013.
  Interest expense is expected to range from $43 million to $47 million.
  Incremental, non-cash expense of  $10 million related to the accounting for the Company's quarterly payments to its partner in the Brand Energy joint venture (change in the fair value of the Company's unit adjustment liability).
  Tax rate is expected to range from 30% to 32%.
  Return on invested capital is expected to range from 7.5% to 8.0%.

On or before its next quarterly earnings announcement in May 2014, the Company plans to update its 2014 outlook to include guidance for Earnings per Share, once the projection for equity income from the Brand Energy joint venture is finalized.

Conference Call

As previously announced, the Company will hold a conference call today at 10:00 a.m. Eastern Time to discuss its results and respond to questions from the investment community. The conference call will be broadcast live through the Harsco Corporation website at www.harsco.com. The Company will refer to a slide presentation that accompanies its formal remarks. The slide presentation will be available on the Company's website.

The call can also be accessed by telephone by dialing (800) 611-4920, or (973) 200-3957 for international callers. Enter Conference ID number 58225976. Listeners are advised to dial in at least five minutes prior to the call.

Replays will be available via the Harsco website and also by telephone through March 6, 2014 by dialing toll-free to (855) 859-2056 or (404) 537-3406.

Forward-Looking Statements

The nature of the Company's business and the many countries in which it operates subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements contained herein could include, among other things, statements about the Company's outlook for 2014; management's confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; and expectations regarding growth, revenues, cash flows, and earnings. Forward-looking statements can be identified by the use of such terms as "may," "could," "expect," "anticipate," "intend," "believe," "likely," "estimate," "plan" or other comparable terms.

Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) changes in the worldwide business environment in which the Company operates, including general economic conditions; (2) changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs; (3) changes in the performance of equity and bond markets that could affect, among other things, the valuation of the assets in the Company's pension plans and the accounting for pension assets, liabilities and expenses; (4) changes in governmental laws and regulations, including environmental, tax and import tariff standards; (5) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; (6) unforeseen business disruptions in one or more of the many countries in which the Company operates due to political instability, civil disobedience, armed hostilities, public health issues or other calamities; (7) the seasonal nature of the Company's business; (8) the Company's ability to successfully enter into new contracts and complete new acquisitions or strategic ventures in the timeframe contemplated, or at all; (9) the integration of the Company's strategic acquisitions; (10) the amount and timing of repurchases of the Company's common stock, if any; (11) the prolonged recovery in global financial and credit markets and economic conditions generally, which could result in the Company's customers curtailing development projects, construction, production and capital expenditures, which, in turn, could reduce the demand for the Company's products and services and, accordingly, the Company's revenues, margins and profitability; (12) the outcome of any disputes with customers; (13) the financial condition of the Company's customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; (14) the Company's ability to successfully implement and receive the expected benefits of cost-reduction and restructuring initiatives, including the achievement of expected cost savings in the expected time frame; (15) the ability to successfully implement the Company's strategic initiatives and portfolio optimization and the impact of such initiatives; (16) the ability of the strategic venture between the Company and Clayton, Dubilier & Rice to effectively integrate the Company's Infrastructure business and the Brand Energy & Infrastructure Services business and realize the synergies contemplated by the transaction; (17) the Company's ability to realize cost savings from the divestiture of the Infrastructure business, as well as the transaction being accretive to earnings and improving operating margins and return on capital; (18) risk and uncertainty associated with intangible assets; and (19) other risk factors listed from time to time in the Company's SEC reports. A further discussion of these, along with other potential risk factors, can be found in Part I, Item 1A, "Risk Factors," of the Company's Annual Report on Form 10-K for the year ended December 31, 2012. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company's ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty to update forward-looking statements except as may be required by law.

About Harsco

Harsco Corporation serves key industries that play a fundamental role in worldwide economic development, including steel and metals production, railways and energy. Harsco's common stock is a component of the S&P MidCap 400 Index and the Russell 1000 Index. Additional information can be found at www.harsco.com.

HARSCO CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Three Months Ended December 31		Twelve Months Ended December 31
(In thousands, except per share amounts)	2013	2012	2013	2012
Revenues from continuing operations:
Service revenues	$ 522,308	$ 571,581	$ 2,229,966	$ 2,340,996
Product revenues	159,036	194,744	666,554	705,022
Total revenues	681,344	766,325	2,896,520	3,046,018

Costs and expenses from continuing operations:
Cost of services sold	412,981	455,005	1,766,730	1,861,732
Cost of products sold	111,930	136,077	467,485	487,784
Selling, general and administrative expenses	106,727	126,686	481,052	503,339
Research and development expenses	2,113	2,231	9,570	9,139
Goodwill impairment charge	--	265,038	--	265,038
Loss on disposal of Harsco Infrastructure Segment and transaction costs	37,695	--	291,372	--
Other expenses	12,952	28,425	15,110	93,776
Total costs and expenses	684,398	1,013,462	3,031,319	3,220,808
Operating loss from continuing operations	(3,054)	(247,137)	(134,799)	(174,790)
Interest income	463	671	2,087	3,676
Interest expense	(12,241)	(11,340)	(49,654)	(47,381)
Change in fair value to unit adjustment liability	(966)	--	(966)	--
Loss from continuing operations before income taxes and equity income	(15,798)	(257,806)	(183,332)	(218,495)
Income tax expense	(7,644)	(6,762)	(34,912)	(35,251)
Equity in income of unconsolidated entities, net	533	85	1,548	564
Loss from continuing operations	(22,909)	(264,483)	(216,696)	(253,182)
Discontinued operations:
Loss on disposal of discontinued business	(253)	(626)	(2,398)	(1,843)
Income tax benefit related to discontinued business	92	239	906	924
Loss from discontinued operations	(161)	(387)	(1,492)	(919)
Net loss	(23,070)	(264,870)	(218,188)	(254,101)
Less: Net income (loss) attributable to noncontrolling interests	(2,258)	512	(9,753)	(511)
Net loss attributable to Harsco Corporation	$ (25,328)	$ (264,358)	$ (227,941)	$ (254,612)

Amounts attributable to Harsco Corporation common stockholders:
Loss from continuing operations, net of tax	$ (25,167)	$ (263,971)	$ (226,449)	$ (253,693)
Loss from discontinued operations, net of tax	(161)	(387)	(1,492)	(919)
Net loss attributable to Harsco Corporation common stockholders	$ (25,328)	$ (264,358)	$ (227,941)	$ (254,612)

Weighted-average shares of common stock outstanding	80,779	80,659	80,755	80,632
Basic loss per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$ (0.31)	$ (3.27)	$ (2.80)	$ (3.15)
Discontinued operations	--	--	(0.02)	(0.01)
Basic loss per share attributable to Harsco Corporation common stockholders	$ (0.31)	$ (3.28)(a)	$ (2.82)	$ (3.16)

Diluted weighted-average shares of common stock outstanding	80,779	80,659	80,755	80,632
Diluted loss per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$ (0.31)	$ (3.27)	$ (2.80)	$ (3.15)
Discontinued operations	--	--	(0.02)	(0.01)
Diluted loss per share attributable to Harsco Corporation common stockholders	$ (0.31)	$ (3.28)(a)	$ (2.82)	$ (3.16)

(a)  Does not total due to rounding.

HARSCO CORPORATION CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)	December 31 2013	December 31 2012
ASSETS
Current assets:
Cash and cash equivalents	$ 93,605	$ 95,250
Trade accounts receivable, net	353,181	600,264
Other receivables	46,470	39,836
Inventories	155,689	236,512
Assets held-for-sale	113,968	2,399
Other current assets	75,842	92,182
Total current assets	838,755	1,066,443
Investments	298,856	3,201
Property, plant and equipment, net	711,346	1,266,225
Goodwill	431,265	429,198
Intangible assets, net	53,261	77,726
Other assets	108,265	133,176
Total assets	$ 2,441,748	$ 2,975,969
LIABILITIES
Current liabilities:
Short-term borrowings	$ 7,489	$ 8,560
Current maturities of long-term debt	20,257	3,278
Accounts payable	181,410	221,479
Accrued compensation	53,113	94,398
Income taxes payable	7,199	10,109
Dividends payable	16,536	16,520
Insurance liabilities	10,523	19,434
Advances on contracts	24,053	47,696
Liabilities of assets held-for-sale	109,176	--
Due to unconsolidated affiliate	24,954	--
Due to related party	22,320	--
Other current liabilities	129,739	216,101
Total current liabilities	606,769	637,575
Long-term debt	783,158	957,428
Deferred income taxes	8,217	18,880
Insurance liabilities	41,879	63,248
Retirement plan liabilities	241,049	385,062
Due to unconsolidated affiliate	27,292	--
Due to related party	84,023	--
Other liabilities	42,526	52,152
Total liabilities	1,834,913	2,114,345
EQUITY
Harsco Corporation stockholders' equity:
Common stock	140,248	140,080
Additional paid-in capital	159,025	152,645
Accumulated other comprehensive loss	(370,615)	(411,168)
Retained earnings	1,381,321	1,675,490
Treasury stock	(746,237)	(745,205)
Total Harsco Corporation stockholders' equity	563,742	811,842
Noncontrolling interests	43,093	49,782
Total equity	606,835	861,624
Total liabilities and equity	$ 2,441,748	$ 2,975,969
HARSCO CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
	Three Months Ended December 31		Twelve Months Ended December 31
(In thousands)	2013	2012	2013	2012

Cash flows from operating activities:
Net loss	$ (23,070)	$ (264,870)	$ (218,188)	$ (254,101)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	43,130	63,723	221,266	251,905
Amortization	2,808	4,550	15,775	20,212
Deferred income tax benefit	(21,892)	(3,841)	(18,427)	(10,708)
Equity in income of unconsolidated entities, net	(533)	(85)	(1,548)	(564)
Dividends from unconsolidated entities	37	--	37	308
Harsco 2011/2012 Restructuring Program non-cash adjustment	--	9,656	--	31,443
Goodwill impairment charge	--	265,038	--	265,038
Loss on disposal of Harsco Infrastructure Segment	29,973	--	271,296	--
Other, net	4,184	2,165	2,735	(27,098)
Changes in assets and liabilities:
Accounts receivable	(13,310)	23,263	(34,504)	22,016
Inventories	29,181	25,663	18,510	2,365
Accounts payable	(14,563)	(12,930)	14,319	(37,649)
Accrued interest payable	(8,169)	(6,105)	(1,836)	(319)
Accrued compensation	(4,824)	(1,769)	(9,860)	517
Harsco Infrastructure Segment 2010 Restructuring Program accrual	(5,918)	(456)	(6,788)	(5,211)
Harsco 2011/2012 Restructuring Program accrual	(3,209)	167	(17,705)	(7,883)
Other assets and liabilities	10,343	(16,659)	(46,827)	(51,392)

Net cash provided by operating activities	24,168	87,510	188,255	198,879

Cash flows from investing activities:
Purchases of property, plant and equipment	(64,441)	(92,253)	(246,147)	(265,023)
Proceeds from the Infrastructure transaction	303,039	--	303,039	--
Proceeds from sales of assets	2,037	6,890	18,984	49,779
Purchases of businesses; net of cash acquired	(8)	(223)	(2,849)	(740)
Other investing activities, net	(5,357)	(3,741)	(10,342)	(3,284)

Net cash provided (used) by investing activities	235,270	(89,327)	62,685	(219,268)

Cash flows from financing activities:
Short-term borrowings, net	(2,140)	(4,162)	(1,901)	(43,464)
Current maturities and long-term debt:
Additions	31,943	36,816	316,804	285,850
Reductions	(294,923)	(32,973)	(498,600)	(184,372)
Cash dividends paid on common stock	(16,559)	(16,520)	(66,211)	(66,068)
Dividends paid to noncontrolling interests	(501)	(341)	(3,381)	(2,605)
Contributions from noncontrolling interests	203	--	4,825	8,097
Purchase of noncontrolling interest	--	--	(166)	--
Common stock issued - options	--	--	371	725
Other financing activities, net	--	--	(405)	(2,709)

Net cash used by financing activities	(281,977)	(17,180)	(248,664)	(4,546)

Effect of exchange rate changes on cash	332	507	(3,921)	(999)

Net decrease in cash and cash equivalents	(22,207)	(18,490)	(1,645)	(25,934)

Cash and cash equivalents at beginning of period	115,812	113,740	95,250	121,184

Cash and cash equivalents at end of period	$ 93,605	$ 95,250	$ 93,605	$ 95,250

HARSCO CORPORATION REVIEW OF OPERATIONS BY SEGMENT (Unaudited)

	Three Months Ended December 31, 2013		Three Months Ended December 31, 2012
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)

Harsco Metals & Minerals	$ 349,829	$ 13,944	$ 334,362	$ 5,861

Harsco Infrastructure	175,577	(19,420)	235,464	(284,701)

Harsco Rail	69,531	745	112,938	20,807

Harsco Industrial	86,407	12,883	83,561	12,497

General Corporate	--	(11,206)	--	(1,601)

Consolidated Totals	$ 681,344	$ (3,054)	$ 766,325	$ (247,137)

	Twelve Months Ended December 31, 2013		Twelve Months Ended December 31, 2012
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)

Harsco Metals & Minerals	$ 1,359,004	$ 80,801	$ 1,404,103	$ 85,523

Harsco Infrastructure	885,377	(275,762)	937,293	(368,657)

Harsco Rail	286,167	28,299	352,036	56,079

Harsco Industrial	365,972	61,035	352,586	60,160

General Corporate	--	(29,172)	--	(7,895)

Consolidated Totals	$ 2,896,520	$ (134,799)	$ 3,046,018	$ (174,790)

HARSCO CORPORATION RECONCILIATION OF DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS EXCLUDING SPECIAL ITEMS AND HARSCO INFRASTRUCTURE SEGMENT (Unaudited)

	Three Months Ended December 31		Twelve Months Ended December 31
(In thousands)	2013	2012	2013	2012

Diluted loss per share from continuing operations, as reported	$ (0.31)	$ (3.27)	$ (2.80)	$ (3.15)
-- Harsco Infrastructure Segment loss on disposal (a)	0.37	--	3.16	--
-- Harsco Infrastructure transaction costs (b)	0.08	--	0.19	--
-- Harsco Infrastructure Segment depreciation expense reduction on assets classified as held-for-sale (c)	(0.17)	--	(0.21)	--
-- Harsco Rail Segment grinder asset impairment charge (d)	0.08	--	0.08	--
-- Harsco Metals & Minerals Segment bad debt expense (e)	0.02	--	0.02	--
-- Non-cash tax impact of Harsco Infrastructure transaction (f)	0.14	--	0.38	--
-- Harsco 2011/2012 Restructuring Program charge (g)	--	0.22	--	1.06
-- Harsco Infrastructure Segment goodwill impairment charge (h)	--	3.29	--	3.29
-- Harsco Metals & Minerals Segment asset impairment charge (i)	--	0.07	--	0.07
-- Harsco Infrastructure Segment gains associated with exited countries (j)	--	--	--	(0.10)
-- Former CEO separation expense (k)	--	--	--	0.04
-- Harsco Metals & Minerals Segment gains on pension curtailment (l)	--	--	--	(0.02)
Adjusted diluted earnings per share from continuing operations, excluding special items	0.22 (m)	0.30(m)	0.82	1.19
-- Harsco Infrastructure Segment operating loss, excluding special items	0.03	0.02	0.20	0.22
Adjusted diluted earnings per share from continuing operations excluding special items and Harsco Infrastructure Segment	$ 0.25 (m)	$ 0.32(m)	$ 1.02	$ 1.40(m)

(a) Loss resulting from the Harsco Infrastructure transaction which was announced in Q3 2013 (Q4 2013 $30.0 million pre-tax; 12 months 2013 $271.3 million pre-tax).

(b) Harsco Infrastructure transaction costs recorded as Corporate expenses (Q4 2013 $7.7 million pre-tax; 12 months 2013 $20.1 million pre-tax).

(c) Depreciation expense reduction resulting from classification of Harsco Infrastructure Segment assets as held-for-sale (Q4 2013 $13.9 million pre-tax; 12 months 2013 $17.3 million pre-tax).

(d) Asset impairment charge on rail grinder equipment in the Harsco Rail Segment (Q4 2013 $9.0 million pre-tax).

(e) Bad debt expense incurred in the Harsco Metals & Minerals Segment (Q4 2013 $2.6 million pre-tax).

(f)  Non-cash tax impact of Harsco Infrastructure transaction – undistributed earnings of subsidiaries and deferred tax valuation allowance (Q4 2013 $11.6 million; 12 months 2013 $30.8 million).

(g) Charges resulting from the Harsco 2011/2012 Restructuring Program in the Harsco Infrastructure Segment (Q4 2012 $16.9 million pre-tax; 12 months 2012 $88.6 million pre-tax) and the Harsco Metals & Minerals Segment (Q4 2012 $4.0 million pre-tax;
12 months 2012 $5.5 million pre-tax).

(h) Goodwill impairment charge in the Harsco Infrastructure Segment (Q4 2012 $265.0 million pre-tax).

(i)  Asset impairment charge in the Harsco Metals & Minerals Segment (Q4 2012 $7.6 million pre-tax).

(j)  Non-cash gains related to the closure of certain Harsco Infrastructure Segment European operations (Q2 and Q3 2012 $10.9 million pre-tax).

(k) Separation expense for former CEO recorded as Corporate expenses (Q1 2012 $4.1 million pre-tax).

(l)  Pension curtailment gains in the Harsco Metals & Minerals Segment (Q1 2012 $1.7 million pre-tax).

(m) Does not total due to rounding.

The Company's management believes diluted earnings (loss) per share from continuing operations excluding special items and the Harsco Infrastructure Segment, non-U.S. GAAP financial measures, are useful to investors because they provide an overall understanding of the Company's historical and future prospects. Exclusion of special items permits evaluation and comparison of results for the Company's core business operations, and it is on this basis that management internally assesses the Company's performance. Exclusion of the Harsco Infrastructure Segment provides a basis for comparison of ongoing operations and prospects since the segment was divested in the fourth quarter of 2013. These measures should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS EXCLUDING HARSCO INFRASTRUCTURE SEGMENT (Unaudited)
	Three Months Ended December 31
(In thousands)	2013	2012

Diluted loss per share from continuing operations, as reported	$ (0.31)	$ (3.27)
-- Harsco Infrastructure Segment loss from continuing operations (GAAP)	0.32	3.49
Adjusted diluted earnings per share from continuing operations, excluding Harsco Infrastructure Segment	$ 0.02(a)	$ 0.21(a)

(a)  Does not total due to rounding.

The Company's management believes diluted earnings (loss) per share from continuing operations excluding the Harsco Infrastructure Segment, non-U.S. GAAP financial measures, are useful to investors because they provide an overall understanding of the Company's historical and future prospects. Exclusion of the Harsco Infrastructure Segment provides a basis for comparison of ongoing operations and prospects since the segment was divested in the fourth quarter of 2013. These measures should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION REVIEW OF OPERATIONS BY SEGMENT EXCLUDING SPECIAL ITEMS AND HARSCO INFRASTRUCTURE SEGMENT (Unaudited) (In thousands)
	Harsco Metals & Minerals	Harsco Infrastructure	Harsco Rail	Harsco Industrial	Corporate	Consolidated Totals	Less: Harsco Infrastructure	Consolidated Totals Excluding Harsco Infrastructure
Three Months Ended December 31, 2013
Operating income (loss), excluding special items	$ 16,536	$ (3,347)	$ 9,744	$ 12,883	$ (3,484)	$ 32,332	$ 3,347	$ 35,679
Revenues, as reported	$ 349,829	$ 175,577	$ 69,531	$ 86,407	$ --	$ 681,344	$ (175,577)	$ 505,767
Operating margin %, excluding special items	4.7%	(1.9)%	14.0%	14.9%		4.7%		7.1%

Three Months Ended December 31, 2012
Operating income (loss), excluding special items	$ 17,532	$ (2,755)	$ 20,807	$ 12,497	$ (1,600)	$ 46,481	$ 2,755	$ 49,236
Revenues, as reported	$ 334,362	$ 235,464	$ 112,938	$ 83,561	$ --	$ 766,325	$ (235,464)	$ 530,861
Operating margin %, excluding special items	5.2%	(1.2)%	18.4%	15.0%		6.1%		9.3%

	Harsco Metals & Minerals	Harsco Infrastructure	Harsco Rail	Harsco Industrial	Corporate	Consolidated Totals	Less: Harsco Infrastructure	Consolidated Totals Excluding Harsco Infrastructure
Twelve Months Ended December 31, 2013
Operating income (loss), excluding special items	$ 83,393	$ (21,747)	$ 37,298	$ 61,035	$ (9,096)	$ 150,883	$ 21,747	$ 172,630
Revenues, as reported	$ 1,359,004	$ 885,377	$ 286,167	$ 365,972	$ --	$ 2,896,520	$ (885,377)	$ 2,011,143
Operating margin %, excluding special items	6.1%	(2.5)%	13.0%	16.7%		5.2%		8.6%

Twelve Months Ended December 31, 2012
Operating income (loss), excluding special items	$ 96,925	$ (25,938)	$ 56,146	$ 60,160	$ (3,399)	$ 183,894	$ 25,938	$ 209,832
Revenues, as reported	$ 1,404,103	$ 937,293	$ 352,036	$ 352,586	$ --	$ 3,046,018	$ (937,293)	$ 2,108,725
Operating margin %, excluding special items	6.9%	(2.8)%	15.9%	17.1%		6.0%		10.0%

The Company's management believes operating margin excluding special items and the Harsco Infrastructure Segment, non-U.S. GAAP financial measures, are useful to investors because they provide an overall understanding of the Company's historical and future prospects. Exclusion of special items permits evaluation and comparison of results for the Company's core business operations, and it is on this basis that management internally assesses the Company's performance. Exclusion of the Harsco Infrastructure Segment provides a basis for comparison of ongoing operations and prospects since the segment was divested in the fourth quarter of 2013. These measures should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF OPERATING INCOME (LOSS) BY SEGMENT EXCLUDING SPECIAL ITEMS AND HARSCO INFRASTRUCTURE SEGMENT (Unaudited) (In thousands)
	Harsco Metals & Minerals	Harsco Infrastructure	Harsco Rail	Harsco Industrial	Corporate	Consolidated Totals	Less: Harsco Infrastructure	Consolidated Totals Excluding Harsco Infrastructure
Three Months Ended December 31, 2013

Operating income (loss), as reported	$ 13,944	$ (19,420)	$ 745	$ 12,883	$ (11,206)	$ (3,054)	$ 19,420	$ 16,366
-- Harsco Infrastructure Segment loss on disposal	--	29,973	--	--	--	29,973	(29,973)	--
-- Harsco Infrastructure transaction costs	--	--	--	--	7,722	7,722	--	7,722
-- Harsco Infrastructure Segment depreciation expense reduction on assets classified as held-for-sale	--	(13,900)	--	--	--	(13,900)	13,900	--
-- Harsco Rail Segment grinder asset impairment charge	--	--	8,999	--	--	8,999	--	8,999
-- Harsco Metals & Minerals Segment bad debt expense	2,592	--	--	--	--	2,592	--	2,592
Operating income (loss), excluding special items	$ 16,536	$ (3,347)	$ 9,744	$ 12,883	$ (3,484)	$ 32,332	$ 3,347	$ 35,679
Revenues, as reported	$ 349,829	$ 175,577	$ 69,531	$ 86,407	$ --	$ 681,344	$ (175,577)	$ 505,767

Three Months Ended December 31, 2012

Operating income (loss), as reported	$ 5,861	$ (284,701)	$ 20,807	$ 12,497	$ (1,601)	$ (247,137)	$ 284,701	$ 37,564
-- Harsco 2011/2012 Restructuring Program charge	4,026	16,908	--	--	1	20,935	(16,908)	4,027
-- Harsco Infrastructure Segment goodwill impairment charge	--	265,038	--	--	--	265,038	(265,038)	--
-- Harsco Metals & Minerals Segment asset impairment charge	7,645	--	--	--	--	7,645	--	7,645
Operating income (loss), excluding special items	$ 17,532	$ (2,755)	$ 20,807	$ 12,497	$ (1,600)	$ 46,481	$ 2,755	$ 49,236
Revenues, as reported	$ 334,362	$ 235,464	$ 112,938	$ 83,561	$ --	$ 766,325	$ (235,464)	$ 530,861

The Company's management believes operating income excluding special items and the Harsco Infrastructure Segment, non-U.S. GAAP financial measures, are useful to investors because they provide an overall understanding of the Company's historical and future prospects. Exclusion of special items permits evaluation and comparison of results for the Company's core business operations, and it is on this basis that management internally assesses the Company's performance. Exclusion of the Harsco Infrastructure Segment provides a basis for comparison of ongoing operations and prospects since the segment was divested in the fourth quarter of 2013. These measures should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF OPERATING INCOME (LOSS) BY SEGMENT EXCLUDING SPECIAL ITEMS AND HARSCO INFRASTRUCTURE SEGMENT (Unaudited) (In thousands)
	Harsco Metals & Minerals	Harsco Infrastructure	Harsco Rail	Harsco Industrial	Corporate	Consolidated Totals	Less: Harsco Infrastructure	Consolidated Totals Excluding Harsco Infrastructure
Twelve Months Ended December 31, 2013

Operating income (loss), as reported	$ 80,801	$ (275,762)	$ 28,299	$ 61,035	$ (29,172)	$ (134,799)	$ 275,762	$ 140,963
-- Harsco Infrastructure Segment loss on disposal	--	271,296	--	--	--	271,296	(271,296)	--
-- Harsco Infrastructure transaction costs	--	--	--	--	20,076	20,076	--	20,076
-- Harsco Infrastructure Segment depreciation expense reduction on assets classified as held-for-sale	--	(17,281)	--	--	--	(17,281)	17,281	--
-- Harsco Rail Segment grinder asset impairment charge	--	--	8,999	--	--	8,999	--	8,999
-- Harsco Metals & Minerals Segment bad debt expense	2,592	--	--	--	--	2,592	--	2,592
Operating income (loss), excluding special items	$ 83,393	$ (21,747)	$ 37,298	$ 61,035	$ (9,096)	$ 150,883	$ 21,747	$ 172,630
Revenues, as reported	$ 1,359,004	$ 885,377	$ 286,167	$ 365,972	$ --	$ 2,896,520	$ (885,377)	$ 2,011,143

Twelve Months Ended December 31, 2012

Operating income (loss), as reported	$ 85,523	$ (368,657)	$ 56,079	$ 60,160	$ (7,895)	$ (174,790)	$ 368,657	$ 193,867
-- Harsco 2011/2012 Restructuring Program charge	5,473	88,587	67	--	371	94,498	(88,587)	5,911
-- Harsco Infrastructure Segment goodwill impairment charge	--	265,038	--	--	--	265,038	(265,038)	--
-- Harsco Metals & Minerals Segment asset impairment charge	7,645	--	--	--	--	7,645	--	7,645
-- Harsco Infrastructure Segment gains associated with exited countries	--	(10,906)	--	--	--	(10,906)	10,906	--
-- Former CEO separation expense	--	--	--	--	4,125	4,125	--	4,125
-- Harsco Metals & Minerals gains on pension curtailment	(1,716)	--	--	--	--	(1,716)	--	(1,716)
Operating income (loss), excluding special items	$ 96,925	$ (25,938)	$ 56,146	$ 60,160	$ (3,399)	$ 183,894	$ 25,938	$ 209,832
Revenues, as reported	$ 1,404,103	$ 937,293	$ 352,036	$ 352,586	$ --	$ 3,046,018	$ (937,293)	$ 2,108,725

The Company's management believes operating income excluding special items and the Harsco Infrastructure Segment, non-U.S. GAAP financial measures, are useful to investors because they provide an overall understanding of the Company's historical and future prospects. Exclusion of special items permits evaluation and comparison of results for the Company's core business operations, and it is on this basis that management internally assesses the Company's performance. Exclusion of the Harsco Infrastructure Segment provides a basis for comparison of ongoing operations and prospects since the segment was divested in the fourth quarter of 2013. These measures should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION FREE CASH FLOW (Unaudited)

	Three Months Ended December 31		Twelve Months Ended December 31
(In thousands)	2013	2012	2013	2012
Net cash provided by operating activities	$ 24,168	$ 87,510	$ 188,255	$ 198,879
Less maintenance capital expenditures (a)	(26,500)	(40,797)	(128,331)	(137,808)
Less growth capital expenditures (b)	(37,941)	(51,456)	(117,816)	(127,215)
Plus capital expenditures for strategic ventures (c)	524	3,570	5,864	12,786
Plus total proceeds from sales of assets (d)	2,037	6,890	18,984	49,779
Free Cash Flow	$ (37,712)	$ 5,717	$ (33,044)	$ (3,579)
Plus Harsco Infrastructure Segment negative Free Cash Flow	20,175	7,079	52,962	$ 42,951
Free Cash Flow excluding Harsco Infrastructure Segment	$ (17,537)	$ 12,796	$ 19,918	$ 39,372

(a)  Maintenance capital expenditures are necessary to sustain the Company's current revenue streams and include contract renewals.

(b)  Growth capital expenditures, for which management has discretion as to amount, timing and geographic placement, expand the Company's revenue base and create additional future cash flow.

(c)  Capital expenditures for strategic ventures represent the partner's share of capital expenditures in certain ventures consolidated in the Company's financial statements.

(d)  Asset sales are a normal part of the business model, primarily for the Harsco Infrastructure and Harsco Metals & Minerals Segments. This line item does not include any proceeds from the Harsco Infrastructure transaction.

The Company's management believes that free cash flow, a non-U.S. GAAP financial measure, is meaningful to investors because management reviews cash flows generated from operations less capital expenditures net of asset sales proceeds. It is important to note that free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION FREE CASH FLOW (Unaudited)

	Projected Twelve Months Ending December 31, 2014
(In thousands)	Low	High
Net cash provided by operating activities	$ 220,000	$ 255,000
Less capital expenditures (a)	(255,000)	(265,000)
Plus total proceeds from asset sales and capital expenditures for strategic ventures (b)	20,000	25,000
Free Cash Flow	$ (15,000)	$ 15,000

(a)  Capital expenditures encompass two primary elements: maintenance capital expenditures, which are necessary to sustain the Company's current revenue streams and include contract renewals; and growth capital expenditures, for which management has discretion as to amount, timing and geographic placement, and which expand the Company's revenue base and create additional future cash flow.

(b)  Asset sales are a normal part of the business model, primarily for the Harsco Metals & Minerals Segment. Capital expenditures for strategic ventures represent the partner's share of capital expenditures in certain ventures consolidated in the Company's financial statements.

The Company's management believes that free cash flow, a non-U.S. GAAP financial measure, is meaningful to investors because management reviews cash flows generated from operations less capital expenditures net of asset sales proceeds. It is important to note that free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RETURN ON INVESTED CAPITAL EXCLUDING SPECIAL ITEMS AND HARSCO INFRASTRUCTURE SEGMENT (a)

	Trailing Twelve Months for Period Ended December 31
(in thousands)	2013	2012
Net loss from continuing operations, as reported	$ (216,696)	$ (253,182)
Special items:
-- Harsco Infrastructure Segment loss on disposal	271,296	--
-- Harsco Infrastructure transaction costs	20,076	--
-- Harsco Infrastructure Segment depreciation expense reduction on assets classified as held-for-sale	(17,281)	--
-- Harsco Rail Segment grinder asset impairment charge	8,999	--
-- Harsco Metals & Minerals Segment bad debt expense	2,592	--
-- Harsco 2011/2012 Restructuring Program charges	--	94,498
-- Harsco Infrastructure Segment goodwill impairment charge	--	265,038
-- Harsco Metals & Minerals Segment asset impairment charge	--	7,645
-- Harsco Infrastructure Segment gains associated with exited countries	--	(10,906)
-- Former CEO separation expense	--	4,125
-- Harsco Metals & Minerals Segment gains on pension curtailment	--	(1,716)
-- Taxes on above special items	(23,724)	(9,070)
-- Non-cash tax impact of Harsco Infrastructure transaction on undistributed earnings of subsidiaries and valuation allowance	30,790	--
Net income from continuing operations, as adjusted	76,052	96,432
After-tax interest expense (b)	31,891	29,850

Net operating profit after tax, as adjusted	$ 107,943	$ 126,282

Average equity	$ 760,820	$ 1,130,749
Plus average debt	986,371	958,410
Average capital	$ 1,747,191	$ 2,089,159

Return on invested capital excluding special items	6.18%	6.04%

Net operating profit after tax, as adjusted, from above	$ 107,943	$ 126,282
After-tax loss from Harsco Infrastructure Segment excluding special items	15,830	$ 17,736
Net operating profit after tax, as adjusted	$ 123,773	$ 144,018
Average capital, from above	$ 1,747,191	$ 2,089,159

Return on invested capital excluding special items and Harsco Infrastructure Segment	7.08%	6.89%

(a) Return on invested capital excluding special items and the Harsco Infrastructure Segment is after-tax net income from continuing operations excluding special items, after-tax Harsco Infrastructure Segment results, and interest expense, divided by average capital for the year. The Company uses a trailing five quarter-end average for computing average capital.

(b) On an adjusted basis for the twelve months ended December 31, 2013 and 2012, the Company's effective tax rate was 37% for both periods.

The Company's management believes return on invested capital excluding special items and the Harsco Infrastructure Segment, non-U.S. GAAP financial measures, are meaningful in evaluating the efficiency and effectiveness of the capital invested in the Company's business. Exclusion of special items permits evaluation and comparison of results for the Company's core business operations, and it is on this basis that management internally assesses the Company's performance. Exclusion of the Harsco Infrastructure Segment provides a basis for comparison of ongoing operations and prospects since the segment was divested in the fourth quarter of 2013.These measures should be considered in addition to, rather than as a substitute for, net income or other information provided in accordance with U.S. GAAP.

CONTACT: Media Contact
         Kenneth Julian
         717.730.3683
         kjulian@harsco.com